UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2019
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
  ______________________________________

Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 29, 2019, the board of directors of Renewable Energy Group, Inc. (the "Company") authorized a new repurchase program under which the Company may spend up to $75.0 million to repurchase the Company's 2.75% Convertible Senior Notes due 2019, 4.00% Convertible Senior Notes due 2036, and/or shares of common stock. Under this new program, the Company may repurchase Convertible Senior Notes or shares from time to time in the open market or privately negotiated transactions or otherwise. This new authorization is in addition to approximately $7.4 million remaining from the $75.0 million repurchase program announced by the Company in June 2018.

The program is open-ended and the timing and amount of repurchase transactions will be determined by the Company's management based on its evaluation of market conditions, market prices, legal requirements and other factors. The program may be suspended, modified or discontinued at any time without prior notice.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2019

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer